UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

LNB Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

AMG Investments, LLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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AMG Investments, LLC
8500 Station Street, Suite 113
Mentor, Ohio 44060
Phone: 440-951-1111
Fax: 440-255-8645
November 28, 2007
Dear Fellow Shareholders of LNB Bancorp,
AMG Investments, LLC is asking you to voice your opinion and help AMG call a special meeting of shareholders of LNB Bancorp, Inc. AMG is a significant shareholder of LNB and is managed by Richard M. Osborne and Steven A. Calabrese. We are dissatisfied with LNB’s performance and seek to call the special meeting to consider and vote upon several proposals, including the removal and replacement of certain members of LNB’s current board of directors. We previously sent you our solicitation statement and related materials that contain important information and a detailed discussion of the reasons for calling the meeting and our proposals to be voted on at the meeting. We urge you to read these materials carefully. At this time, we are only soliciting your request to call the special meeting and are not seeking your proxy or authorization for approval of any of our proposals. If the special meeting is called, we intend to send to all shareholders of record proxy materials relating to the proposals to be voted on at the meeting.
You may have received materials from LNB’s board asking you to withhold your support for the special meeting. In those materials, the directors try to make much of the fact that we have acquired many of our shares relatively recently, referring to us as a “dissident shareholder with short-term interests” as compared to the board’s “long-term strategy.” Nothing could be further from the truth. We are shareholders of LNB like you, and seek to maximize long-term value for all shareholders. We will talk about our long-term success stories when we send you our proxy materials. For now, we are only asking for the right to call a meeting to allow all shareholders to exercise our democratic right to vote on the leadership of our company.
We are not impressed with the results of the board’s “long-term strategy” and feel it’s time for a change. Although it’s true that the third quarter results were marginally better than last year’s, a minor improvement for one quarter is far from a successful turnaround. The bottom line is that the board’s “long-term strategy” has been on-going for too long a term, with no long-term success! Net income for the year to date is still down nearly 15% compared to last year. This “long-term” decline in net income occurred despite the Morgan Bank acquisition which the board points to as one of its successes. Thus, even though Morgan Bank was acquired in May 2007 and contributed over $92 million in new portfolio loans, increasing LNB’s portfolio loans by approximately 18%, LNB has still seen net income decline.
LNB’s board has told you that our solicitation will “result in uncertainty and instability.” It’s unclear to us how these unspecified dire consequences will arise from holding an election and allowing you to voice your opinion as the true owners of LNB. Again, all we seek is an opportunity to vote on the performance of our board! If LNB’s shareholders agree with us that the current directors haven’t adequately led the company, these directors should be removed. If, on the other hand, shareholders are pleased with the board’s performance, the directors have nothing to fear. We simply want the opportunity to put the matter to a vote.

If, like us, you are dissatisfied with the performance of the current board, voice your opinion and please support our efforts to call a special meeting. Only then will we have the opportunity to exercise our right to vote for or against the board. The choice is yours.
The request to call the special meeting is important. We urge you to sign, date and return the enclosed white request card as soon as possible, and no later than December 7, 2007.
If your LNB shares are registered in your own name, please sign and date the enclosed white request card and mail it in the provided postage-paid envelope or fax it to our solicitor, D.F. King & Co., Inc. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a white request card with respect to your shares and only upon receipt of specific instructions from you. Accordingly, you should contact the person responsible for your account and give instructions for a white request card to be signed representing your LNB shares. We urge you to confirm in writing your instructions to the person responsible for your account and to provide a copy of your instructions to AMG in care of D.F. King & Co. at the address below. If you have received a blue card from the company, we urge you to discard it!
If you have any questions about executing or delivering your white request card or require assistance, please contact:
D.F. King & Co., Inc.
48 Wall Street
New York, NY 10005
Shareholders call toll free: 800-549-6746
Banks and Brokers call collect: 212-269-5550
Fax: 212-809-8839
Your support is important. Let your voice be heard. Please submit your request today!
Respectfully Submitted,
AMG Investments, LLC
/s/ Richard M. Osborne
/s/ Steven A. Calabrese
By Richard M. Osborne and Steven A. Calabrese, Co-Managers

PLEASE ACT PROMPTLY
SIGN, DATE AND MAIL TODAY IN THE ENCLOSED ENVELOPE
▼ DETACH PROXY CARD HERE ▼

The undersigned authorizes AMG, Richard M. Osborne and Steven A. Calabrese to collect and, if necessary, deliver this request to LNB, and to deliver any other information required in connection with this request.

☐	Call the Special Meeting
☐	Do Not Call the Special Meeting
☐	Abstain

Please sign exactly as your shares are registered. When shares are held jointly, both holders should sign. If the signature is by attorney, executor, administrator, trustee or guardian, please give full title.

Signature:

Print Name:

Signature (if held jointly):

Title:

Dated:

Request of Shareholders of LNB Bancorp, Inc.
Solicited By AMG Investments, LLC
To Call a Special Meeting of
Shareholders of LNB Bancorp, Inc.
The undersigned hereby appoints Richard M. Osborne and Steven A. Calabrese, or either one of them acting singly with full power of substitution, the proxies and agents of the undersigned, to (i) take all action necessary to call (but not to vote at) a special meeting of the shareholders of LNB Bancorp, Inc., for the purpose of considering and voting upon the proposal as described in the Solicitation Statement to Call a Special Meeting of Shareholders by AMG Investments, LLC; and (ii) to exercise any and all other rights of each of the undersigned incidental to calling the special meeting.
NOTHING CONTAINED IN THIS INSTRUMENT SHALL BE CONSTRUED TO GRANT THE DESIGNATED PROXIES AND AGENTS THE RIGHT, POWER OR AUTHORITY TO VOTE ANY SHARES OWNED BY THE UNDERSIGNED AT THE SPECIAL MEETING.

SEE REVERSES SIDE	SEE REVERSE SIDE
(Continued and to be signed on the reverse side)